Exhibit 99

News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202

FOR IMMEDIATE RELEASE
P&G DECLARES STOCK DIVIDEND
     CINCINNATI, Oct. 9, 2007 — The Board of Directors of The Procter & Gamble Company (NYSE:PG) declared a quarterly dividend of thirty-five cents ($.35) per share on the Common Stock and on the Series A and Series B ESOP Convertible Class A Preferred Stock of the company, payable on or after November 15, 2007 to shareholders of record at the close of business on October 19, 2007.
     The company has been paying dividends without interruption since incorporation in 1890.
About P&G
     Three billion times a day, P&G brands touch the lives of people around the world. The company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers®, Tide®, Ariel®, Always®, Whisper®, Pantene®, Mach3®, Bounty®, Dawn®, Gain®, Pringles®, Folgers®, Charmin®, Downy®, Lenor®, Iams®, Crest®, Oral-B®, Actonel®, Duracell®, Olay®, Head & Shoulders®, Wella®, Gillette®, and Braun®. The P&G community consists of 138,000 employees working in over 80 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.
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P&G Media Contacts:
Doug Shelton — 513-983-7893
P&G Investor Relations Contact:
Chris Peterson — 513-983-2414